SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                         FORM 8-K

                 CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):
                       August 15, 1997



        AMERICAN GENERAL CORPORATION
    (Exact name of registrant as specified in charter)


 Texas                        1-7981               74-0483432
  (State or other   (Commission File     (IRS Employer
  jurisdiction of     Number)                  Identification
  incorporation)                                    Number)


         2929 Allen Parkway, Houston, Texas 77019
    (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code:
(713) 522-1111

               AMERICAN GENERAL CORPORATION


               TABLE OF CONTENTS TO FORM 8-K

                                                              Page
Item 5.     Other Events.

  Consolidated Financial Information of  American
      General Corporation for the seven months and
      one month ended July 31, 1997                  1

  Signature                                                        2
               AMERICAN GENERAL CORPORATION



Item 5.     Other Events.

Consolidated Financial Information of American General
Corporation for the seven months and one month ended July
31, 1997

On June 17, 1997, American General Corporation (American
General) completed the $1.8 billion acquisition of USLIFE
Corporation (USLIFE) in an all-stock transaction. The acquisition was accounted for using the pooling of interests method and, accordingly, American General's consolidated financial statements for all periods prior to the acquisition have been restated to include the results of operations, financial position, and cash flows of USLIFE.

The consolidated total revenues, net income, and net income per share for American General were as follows:

                      Seven Months               One Month
(in millions)    Ended July 31, 1997      Ended July 31, 1997

Total Revenues             $5,111            $   743

Net Income                   $  159*           $    73

Net Income per Share    $  .66*            $   .30



    * Includes $353 million ($1.41 per share) aftertax charge for change of control costs and other acquisition-related expenses incurred in the USLIFE acquisition, the disposition of non-strategic assets, and the settlement of litigation.












                         SIGNATURE


         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                             AMERICAN GENERAL CORPORATION



Dated: August 15, 1997  By: /s/ PAMELA J. PENNY
                                             Pamela J. Penny
                                             Vice President and Controller